UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2005

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard , Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2005, the Compensation Committee of the Board of Directors of Health Management Associates, Inc. approved increases to the annual base salaries of the following executive officers, effective as of October 1, 2005:

Executive Officer	Former Base Salary	Current Base Salary
Robert E. Farnham, Senior Vice President and Chief Financial Officer	$300,000	$330,000
Peter M. Lawson, Executive Vice President – Hospital Operations	320,000	360,000
Jon P. Vollmer, Executive Vice President – Hospital Operations	320,000	360,000
Timothy R. Parry, Senior Vice President and General Counsel	280,000	310,000

The approved increases represent the first annual base salary increases for those individuals in eighteen months.

The filing of this report was delayed as a result of Hurricane Wilma, which caused the closure of the registrant’s corporate headquarters for approximately one week, commencing on October 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Dated: November 1, 2005	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer